EXHIBIT 10.12
                                                                       EXHIBIT D


                         REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG

                              BIZCOM, U.S.A., INC.

                                      AND

                          SOPHIA COMMUNICATIONS, INC.

                               NOVEMBER 25, 2003




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TABLE OF CONTENTS

ARTICLE I  GENERAL PROVISIONS.....................................................................................1

   1.1       DEFINITIONS..........................................................................................1

ARTICLE II  REGISTRATION; RESTRICTIONS ON TRANSFER................................................................4

   2.1       RESTRICTIONS ON TRANSFER.............................................................................4
   2.2       PIGGYBACK REGISTRATIONS..............................................................................5
   2.3       OBLIGATIONS OF THE COMPANY...........................................................................6
   2.4       INFORMATION BY HOLDER................................................................................8
   2.5       EXPENSES OF REGISTRATION.............................................................................8
   2.6       INDEMNIFICATION......................................................................................8
   2.7       RULE 144 REPORTING..................................................................................10
   2.8.      TAG-ALONG RIGHTS....................................................................................11

ARTICLE III  GOVERNANCE OF THE COMPANY...........................................................................13

   3.1       VOTING RIGHTS.......................................................................................13
   3.2       BOARD OBSERVATION...................................................................................13

ARTICLE IV  TERMINATION AND ASSIGNMENT OF COVENANTS..............................................................14

   4.1       TERMINATION.........................................................................................14

ARTICLE V  MISCELLANEOUS.........................................................................................14

   5.1       SUCCESSORS AND ASSIGNS..............................................................................14
   5.2       GOVERNING LAW.......................................................................................14
   5.3       JURISDICTION AND VENUE; SERVICE OF PROCESS; WAIVER OF TRIAL BY JURY; ATTORNEYS' FEES................14
   5.4       COUNTERPARTS........................................................................................14
   5.5       NOTICES.............................................................................................15
   5.6       ATTORNEY'S FEES.....................................................................................15
   5.7       ENTIRE AGREEMENT....................................................................................15
   5.8       ADDITIONAL ACTIONS AND DOCUMENTS....................................................................15
   5.9       AMENDMENT AND WAIVER................................................................................15
   5.10      DELAYS OR OMISSIONS.................................................................................15
   5.11      SEVERABILITY........................................................................................15
   5.12      THIRD PARTY BENEFICIARIES...........................................................................16

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                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "RIGHTS AGREEMENT") is entered into as of the 25th day of November, 2003, by and among (i) BizCom U.S.A., Inc., a Florida corporation (the "COMPANY") and (ii) Sophia Communications, Inc., ("SOPHIA"), a Delaware corporation, in its capacity as an investor in the Company and on behalf of each and any shareholder of Sophia which may receive securities in the Company as a result of its ownership in Sophia (collectively "INVESTORS").

                              W I T N E S S E T H:

         WHEREAS, on November 25, 2003 Sophia and the Company entered into that certain Asset Purchase Agreement wherein Sophia sold substantially all of its assets to the Company in exchange for certain shares of the common stock and warrants to purchase shares of common stock of the Company; (the "PURCHASE AGREEMENT"); and

         WHEREAS, as a condition to the First Closing of the Purchase Agreement, this Rights Agreement must be executed and delivered by the Company;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Purchase Agreements, the parties hereto agree as follows:

                                   ARTICLE I

                               GENERAL PROVISIONS

         1.1 Definitions. Capitalized terms used in this Rights Agreement and not defined in the text hereof shall have the meanings set forth below or in the Purchase Agreement:

                  (a) "AFFILIATE" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and with respect to any Person who is an individual, the spouse of such Person or any direct lineal family descendant or any custodian, guardian or other representative of any of the foregoing, or any trust created by such Person for the benefit of such Person or his or her spouse or any direct lineal family descendant.

                  (b)      "BUSINESS DAY" means a day which is not a Holiday.

                  (c) "COMMON STOCK" means authorized shares of common stock issued and outstanding by the Company.

                  (d) "CONTROL" (including the terms "controlled by" and "under common control with") means with respect to the relationship between or among two or more Persons, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as



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trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  (e) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended

                  (f)      Reserved

                  (g) "HOLDER" means any Person owning or having the right to acquire Registrable Securities or any assignee or transferee thereof.

                  (h) "HOLIDAY" means every Saturday and Sunday, New Year's Day, Presidents' Day, Martin Luther King, Jr.'s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day or any other holidays designated by an executive order of the President of the United States or by Act of Congress, or any other day on which commercial banks in Miami, Florida are authorized or required by law to close.

                  (i) "JOINDER AGREEMENT" shall mean the joinder agreement, substantially in the form attached hereto as Exhibit A, by which any applicable assignee or transferee shall become bound by all the terms and conditions of this Rights Agreement as a party hereto.

                  (j) "QUALIFIED IPO" means the Company's closing of an underwritten public offering of its Common Stock under the Securities Act in which the aggregate gross proceeds to the Company equal at least $50 million and that results in a market capitalization (calculated by the managing underwriter or underwriters for such offering) of at least $150 million.

                  (k) "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, firm, association, trust, or any other separate entity.

                  (l) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (m) "REGISTRABLE SECURITIES" means (i) the Sophia Owned Common Stock; (ii) the Common Stock issuable or issued upon exercise of the Sophia Owned Warrants and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued
as) a dividend or other distribution with respect to, in exchange for, or in replacement of, the securities referenced in clauses (i) and (ii) above.

                  (n) "REGISTRATION EXPENSES" means all expenses, except Selling Expenses, incurred by the Company in complying with this Rights Agreement including all Registration, qualification and filing fees, printing

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expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and accounting fees (including the expense of any special audits incident to or required by any such Registration) .

                  (o) "RULE 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act.

                  (p)      "SEC" means the U.S. Securities and Exchange
Commission.

                  (q) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (r) "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

                  (s) "SELLING STOCKHOLDER" means any Holder who sells Registrable Securities under any section of Article II.

                  (t) "SHAREHOLDER" means the beneficial owner of any shares of the Company's stock.

                  (u) "SOPHIA OWNED COMMON STOCK" means the shares of the Company's Common Stock issued to Sophia pursuant to the terms of the Purchase Agreement.

                  (v) "SOPHIA OWNED WARRANTS" means the warrant rights issued to Sophia pursuant to the terms of the Purchase Agreement.

                  (w) "TRANSFER" shall mean (i) when used as a verb, to sell, assign, hypothecate, gift, dispose of, exchange, mortgage, pledge, grant a security interest or participation in, make any voting trust or other arrangement or agreement with respect to the transfer of voting rights (including any proxy or otherwise (whether or not revocable)), or any other beneficial interest in any of the Shares, or otherwise transfer or encumber, whether directly or indirectly, voluntarily or involuntarily, (by a derivatives transaction or otherwise) and (ii) when used as a noun, a direct or indirect (by a derivatives transaction or otherwise) sale, assignment, hypothecation, gift, disposition, exchange, mortgage, pledge, granting of a security interest or participation in, voting trust or other arrangement or agreement with respect to the transfer of voting rights (including any proxy or otherwise (whether or not revocable)) or any other beneficial interest in any of the Shares, or other transfer or encumbrance.

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                                   ARTICLE II

                     REGISTRATION; RESTRICTIONS ON TRANSFER

         2.1      Restrictions on Transfer.

                  (a) In order to ensure compliance with the provisions of the Securities Act, each Holder agrees not to Transfer all or any portion of the Registrable Securities held by it unless and until:

                           (i)      There is in effect a Registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration statement; or

                           (ii)     (A) The transferee has agreed in writing to
be bound by the terms and conditions of this Rights Agreement as a party hereto by executing a Joinder Agreement, substantially in the form attached hereto as Exhibit A, (B) such Holder shall have notified the Company that it proposes to dispose of such securities in a transaction that does not require Registration of such securities under the Securities Act, and (C) if requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require Registration of such shares under the Securities Act.

                  (b) Notwithstanding the provisions of paragraph (a)(ii) above, no opinion of counsel shall be necessary for a Transfer to: (i) a wholly owned subsidiary of Sophia or (ii) to any Person that (A) is a shareholder of Sophia as of the date hereof; and (B) meets the definition of an "accredited investor" under the Securities Act at the time of the Transfer as evidenced by a written representation signed by such person, corporation or entity at the time of such requested Transfer addressed to the Company confirming his/her/its status as an accredited investor under the Securities Act at that time, and signs a customary investment representation letter prepared by and addressed to the Company; further provided, however, that in each case the transferee has agreed in writing to be bound by the terms and conditions of this Rights Agreement as a party hereto by executing a Joinder Agreement, substantially in the form attached hereto as Exhibit A.

                  (c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Rights Agreement or the Purchase Agreement) be stamped or otherwise imprinted with a legend substantially similar to the legend set forth in the Purchase Agreement (in addition to any legend required under applicable state securities laws).

                  (d) Lock-Up. Each Holder agrees to accept reasonable and customary indemnification and "lock-up" provisions requested of all Shareholders, generally, by the underwriter(s) of any Qualified IPO. In addition, during the period commencing on the First Closing Date of the Purchase Agreement and ending two (2) years thereafter, no Holder shall be permitted to Transfer an amount of Common Stock in any calendar quarter which is more than

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12.5% of the aggregate Sophia Owned Common Stock or shares of Common Stock purchasable upon exercise of the Sophia Owned Warrants held by such Holder without the prior written consent of the Company which may be withheld in its sole discretion; provided, however, subject to execution of a Joinder Agreement, that this restriction shall not apply to any Transfer (i) from the Investor to a wholly owned subsidiary of Sophia or (ii) from Sophia or any Sophia shareholder to any other Sophia shareholder or an Affiliate of such shareholder.

         2.2      Piggyback Registrations.

                  (a) If the Company proposes to Register (including for this purpose a Registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than (i) a Registration relating solely to the sale of securities to participants in an employee benefit plan, (ii) a Registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, (iii) a Registration on any form that does not include substantially the same information as would be required to be included in a Registration statement covering the sale of the Registrable Securities, or (iv) a Registration in which the only Common Stock being Registered is Common Stock issuable upon conversion of debt securities that are also being Registered), the Company shall, at such time, promptly give each Holder written notice of such Registration. Subject to the terms and conditions of this Section 2.2, each Holder shall be entitled to include in any Registration pursuant to this Section 2.2, for sale for such Holder's account in accordance with the method of disposition specified by the Company, all Registrable Securities owned by it unless at the time of such Registration all Registrable Securities held by such Holder can be sold without Registration under the Securities Act as a result of the applicability of Rule 144 or Rule 144(k). Upon the written request of any Holder given within 20 days after mailing of such notice by the Company in accordance with Section 5.5, the Company shall, subject to the terms, conditions and limitations of this Section 2.2, use its best efforts to cause to be Registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be Registered.

                  (b) In connection with any offering involving an underwriting of Common Stock by one or more members of the National Association of Securities Dealers, Inc., the Company shall not be required under this
Section 2.2 to include any of the securities of the Holders in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and, if requested, enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. Notwithstanding any other provision of this Rights Agreement, if the managing underwriter or underwriters determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the definitive number of shares that may be included in the underwriting shall be allocated, first, to the Company, and second, to the Holders and to any other Shareholder on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter,

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delivered at least 10 business days prior to the effective date of the
Registration statement. Any securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the Registration.

                  (c) The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 2.2 prior to the effectiveness of such Registration whether or not any Holder has elected to include securities in such Registration. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 2.5 hereof.
                  (d) In the event that the Company hereafter grants to any Shareholder who, through one or a series of transactions purchases or becomes the holder of a similar volume or value of securities in the Company as those being issued to Investor as a result of the Purchase Agreement any right to Register Common Stock or securities convertible into Common Stock which are more favorable than the Registration rights granted to the Investors hereunder (including any demand Registration rights or any other right to Registration earlier than that granted hereunder to the Investors), then Company shall notify Investor of such circumstance, and the parties shall promptly amend this Rights Agreement to include all such additional and more favorable Registration rights as may be so granted to such other transferor.

         2.3      Obligations of the Company.  Whenever required under
Article II to effect any Registration, the Company shall, as expeditiously as reasonably possible:

                  (a) prepare and file with the SEC a Registration statement and use its best efforts to cause such Registration statement to become effective, and keep such Registration statement effective for a period of 120 days or, if earlier, until the distribution contemplated in such Registration statement has been completed;

                  (b) prepare and file with the SEC such amendments and supplements to such Registration statement and the prospectus used in connection with such Registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration statement;

                  (c) furnish to the Selling Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of securities owned by them;

                  (d) use its best efforts to Register and qualify the securities covered by such Registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Selling Stockholders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

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                  (e)      before filing the Registration statement or any
amendments or supplements thereto, furnish the Selling Stockholders with copies of all documents proposed to be filed, and afford them or any of their counsel a reasonable opportunity to review and, acting only through the Purchaser Designee(s) and not directly with the Company, to comment upon such documents;

                  (f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form (including representations, warranties and indemnitees of the Company for the benefit of the underwriters and the Selling Stockholders), with the underwriter or underwriters of such offering;

                  (g) cause the securities covered by such Registration statement to be listed on each securities exchange, the over-the-counter market or any other market on which the Company's securities of the same class and series are then listed, or, if no such securities are then listed, the securities exchange, the over-the-counter market or any other market as the Company its sole discretion may decide;

                  (h) notify each Selling Stockholder covered by such Registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (i) use its best efforts to furnish to the underwriters, on the date that securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering.

                  (j) For the convenience of the Company, Investor shall designate up to three (3) Persons ("Purchaser Designees") from among its current shareholders, and at any time Persons holding at least 15% of the then outstanding Registrable Securities may designate one additional Purchase Designee. Whenever one or more of the Purchaser Designees designated at the time is among the Selling Stockholders covered by a Registration Statement, such Purchaser Designee(s) shall serve as the duly authorized representative of all other Holders of Registrable Securities who are also Selling Shareholders covered by such Registration Statement, but only for purposes of receiving communications and providing comments on agreements as contemplated by Sections 2.3(e) and 2.3(h). All communications under Section 2.3(e) should be directed to such Purchaser Designees at the addressed listed for them on Schedule 2.02(p) to the Purchase Agreement or such other current address listed on the books and records of the Company. If at any time any Purchase Designee ceases to be a shareholder of Investor or a Holder of Registrable Securities, such Purchaser

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Designee may be replaced by Persons holding at least 25% of the Registrable
Securities, and if at any time none of the then-designated Purchaser Designees is a Holder of Registrable Securities, then the Company may designate any remaining Holders of Registrable Securities by notice to all other remaining Holders of Sophia Owned Common Stock.

         2.4 Information by Holder. Any Selling Stockholder holding securities included in any Registration effected under Section 2.2 shall promptly furnish to the Company such information regarding itself, the securities to be sold by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such stockholder's securities.

         2.5 Expenses of Registration. All Registration Expenses incurred by the Company in connection with any and all with Registrations pursuant to
Section 2.3, or any other Registration shall be borne by the Company.

         2.6 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Article II:

                  (a) The Company will indemnify and hold harmless each Selling Stockholder, the officers, directors, managers, stockholders, partners and members of each Selling Stockholder (as applicable), legal counsel and accountants for each Selling Stockholder, any underwriter (as defined in the Securities Act) for such stockholder and each Person, if any, who Controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several), to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities, (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained or deemed to be contained in such Registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and the Company will reimburse any Person entitled to be indemnified pursuant to this
Section 2.6(a) for any reasonable legal expenses incurred by such Person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company's obligations under this Section 2.6(a) shall not apply to (A) any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person if any, who Controls such underwriter within the meaning of the Securities Act, with respect to any prospectus, as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or Controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent

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or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein), if the Company has previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, is free of any statements or omissions constituting a Violation, or (B) any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by any Person entitled to be indemnified pursuant to this Section 2.6(a).

                  (b) Each Selling Stockholder will, if Registrable Securities held by such stockholder are included in the securities as to which such Registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, legal counsel and accountants for the Company, any underwriter, any other stockholder selling securities in such Registration statement and any Controlling Person of any of the foregoing within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (INCLUDING REASONABLE ATTORNEYS' FEES), joint and several), to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such stockholder or Purchaser Designee expressly for use in connection with such Registration; and each such stockholder will reimburse any Person entitled to be indemnified pursuant to this Section 2.6(b) for any legal or other expenses incurred by such Person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the liability of each Selling Stockholder under this Section 2.6(b) shall be limited to an amount equal to the proceeds of the offering received by such stockholder, unless such liability arises out of or is based on a willful omission or misconduct by such stockholder.

                  (c)      Each party entitled to indemnification under this
Section 2.6 (the "INDEMNIFIED Party") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, and, to the extent an Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party or parties represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation,

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shall, except upon the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a full and unconditional release from all liability in respect to such claim or litigation.

                  (d)      If the indemnification provided for in this Section
2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, omission or other violation; provided, however, that in no event shall any contribution by a Selling Stockholder hereunder exceed the net proceeds from the offering received by such stockholder.

                  (e) The obligations of the Company and Selling Stockholders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration statement under Section 2.2, and the termination of this Rights Agreement.

         2.7 Rule 144 Reporting. The Company agrees that it shall, utilize best efforts at all times after the effective date of the Registration statement filed in the first underwritten public offering of the Company's Common Stock under the Securities Act to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without Registration or pursuant to such form.

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         2.8.     Tag-along Rights.

                  (a) If at any time prior to a Qualified IPO, any Shareholder or group of Shareholders acting in concert (the "Tag Sellers") proposes, in a single transaction or series of related transactions, to Transfer to any Person who is not an Affiliate of such Tag Sellers, so many of the shares of the Company's stock as to constitute either (a) at least 50% of the total number of shares of the Company's stock outstanding as of the date of the proposed sale or (b) a sufficient number of shares of the Company's stock entitled to vote on such matters for the purchaser to be able to elect at least a majority in number of the Board of Directors of the Company, the Holders of Sophia Owned Common Stock (each, a "Tagging Party") at the time shall each be entitled to participate in such Transfer by the Tag Sellers (the "Tag-along Right"), at the same price and on the same terms as such Tag Sellers will receive in connection with such Transfer, up to the number of Shares determined in accordance with Section 2.8(e). Any sale of Shares subject to this provision shall be deemed a "Tag-along Sale".

                  (b) Not later than 10 Business Days prior to the anticipated closing date of the Tag-along Sale (the "Sale Date"), the Tag Sellers shall give notice (the "Tag-along Notice") to each Holder of Sophia Owned Common Stock at the time which shall state:

                           (i)      the name and address of the proposed
purchaser;

                           (ii)     the number of Shares subject to the
Tag-along Sale and the Tag-along Ratio;

                           (iii)    the proposed amount and form of
consideration per Share;

                           (iv)     the Sale Date; and

                           (v)      any other material terms and conditions of
the Tag-along Sale, including, without limitation, if the consideration payable in connection with the Tag-along Sale consists in part or in whole of consideration other than cash, such information as may be required for each Tagging Party to evaluate such non-cash consideration.

The Tag Seller shall supplement in a timely manner the Tag-along Notice with any additional information which any Holder of Sophia Owned Common Stock at the time may reasonably request in order to evaluate the Tag-along Sale and its rights under this Section 2.8. The date on which the Tag-along Notice is delivered to each Holder of Sophia Owned Common Stock shall be the "Tag-along Notice Date."

                  (c) Each Holder of Sophia Owned Common Stock may accept the Tag-along Sale for up to the maximum permissible number of shares determined in accordance with Section 2.8 by giving revocable notice to the Tag Seller (with a concurrent copy to the Company) (a "Tag-along Acceptance") within seven
(7) Business days after the Tag-along Notice Date (the "Tag-along Acceptance

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Period"), specifying therein the number of Shares which such Tagging Party desires to sell. Any Holder of Sophia Owned Common Stock accepting such offer shall be a "Tagging Party." Any Tag-along Acceptance may be withdrawn or modified at any time prior to the end of the Tag-along Acceptance Period. At the expiration of the Tag-along Acceptance Period, the Tag-along Acceptance (if not earlier revoked) shall become irrevocable and legally binding with respect to the shares specified therein or (if revoked) shall become an irrevocable waiver of such Tagging Party's rights under this Section 2.8 with respect to the sale or other disposition of its shares pursuant to such Tag-along Sale, as the case may be. The failure of any Holder of Sophia Owned Common Stock to deliver a Tag-along Acceptance during the Tag-along Acceptance Period shall constitute an irrevocable waiver by such party of its rights under this Section 2.8 with respect to the sale or other disposition of its shares pursuant to such Tag-along Sale (but not with respect to any subsequent Tag-along Sale).

                  (d)      If a Tag-along Sale has been accepted by any Tagging
Party:

                           (i)      within two (2) Business Days after the
expiration of the Tag-along Acceptance Period, the Tag Sellers shall give notice to each such Tagging Party confirming the number of Shares such Tagging Party is obligated to sell or otherwise dispose of in the Tag-along Sale; and

                           (ii)     Each such Tagging Party shall promptly
deliver to the attorney for the Tag Seller, in escrow, a duly endorsed certificate or certificates representing the Shares to be sold or otherwise disposed of by the Tagging Party, together with a limited power-of-attorney authorizing the Tag Seller to sell or otherwise dispose of such Shares pursuant to the terms of the Tag-along Sale and all other documents reasonably required to be executed in connection with the Tag-along Sale.

                  (e) If the purchaser at the Tag Along Sale is unwilling or unable to purchase all Shares being offered by the Tag Seller and all Tagging Parties, the "Tag-along Ratio" shall be the number of Shares that the Tag Seller proposes to Transfer pursuant to the Tag-along Sale divided by the total number of issued and outstanding Shares held by the Tag Seller immediately prior to the Tag-along Sale and the maximum permissible Shares that any Tagging Party shall be entitled to sell pursuant to a Tag-along Sale shall be the total number of Shares owned by such Tagging Party multiplied by the Tag-along Ratio.

                  (f) Unless otherwise agreed by the proposed purchaser, the Tag Seller and all Tagging Parties, the Tag-along Sale shall be consummated on the Tag Sale Date or as close thereto as the parties determine shall be possible. Contemporaneously with the consummation of the sale or other disposition of the Shares pursuant to the Tag-along Sale (A) the Tag Seller shall notify each Tagging Party thereof, (B) the purchaser of the Shares shall remit to each Tagging Party, by wire transfer of immediately available funds to an account designated by such Tagging Party, the total consideration for the sale or other disposition of the Shares of such Tagging Party and (C) the Tag Seller shall furnish such other evidence of such sale (including the time of completion) and the terms thereof as may be reasonably requested by any such Tagging Party.

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                  (g)      Notwithstanding the foregoing, if there are any
material change in the terms of the Tag-along Sale which are adverse to the selling parties, taken as a whole, including any change in the cash component of a Tag-along Sale in which the consideration payable for Shares consists in part or in whole of consideration other than cash, then the Tag Seller shall be required to issue a new Tag-along Notice and to comply with the requirements of this Section 2.8. If the Tag Sale is not completed generally as contemplated in the Tag-along Sale Notice, all of the restrictions on sale or other disposition then in effect contained in this Shareholders Agreement with respect to Shares owned by the Tag Seller and each Tagging Party shall again be in effect.

                  (h) No Tagging Party shall be required to make any representation or warranty in connection with any Tag-along Sale other than as to such Tagging Party's ownership and authority to Transfer, free and clear of all Liens, the Shares proposed to be Transferred by it or bear any share of any escrows, holdbacks or adjustments in purchase price under the terms of the purchase agreement relating to such Tag-along Sale.

                                  ARTICLE III

                           GOVERNANCE OF THE COMPANY

         3.1 Voting Rights. With respect to all matters submitted to a vote or consent of the Company's stockholders, a holder of Sophia Owned Common Stock will have the right in accordance with applicable law to be notified of and to participate in, all stockholder meetings, and to receive copies of any consents or other written materials soliciting stockholder consents or approvals and (ii) the right to vote its shares of Common Stock along with other holders of Common Stock.

         3.2      Board Observation.

                  In addition to any other rights to nominate or elect members of the Company's Board of Directors as may be available to the Holders under the Company's organizational documents, Holders may, acting as a group, nominate one Person (the "Sophia Observer") to attend and observe on their behalf every duly held meeting of the Company's Board of Directors, and upon notice of such nomination, such Sophia Observer shall be entitled to not less than seven (7) days written notice of any such meeting, unless the Company's organizational documents provide for less notice to its directors, in which event such lesser notice shall be provided. This provision shall terminate upon the earlier to occur of the date on which (i) Sophia or its Persons who are shareholders of Sophia as of the date hereof own less than twenty-five percent (25%) of the Registrable Securities or (ii) when at least seventy-five percent (75%) of the Registrable Securities held by Sophia or its shareholders are eligible to be sold without Registration under the Securities Act as a result of the applicability of Rule 144.

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                                   ARTICLE IV

                    TERMINATION AND ASSIGNMENT OF COVENANTS

         4.1 Termination. The covenants set forth in Article II of this Agreement shall terminate upon the earlier of the date on which: (i) a Qualifying IPO is consummated; (ii) another company or entity consummates an acquisition of the Company by consolidation, merger or other business combination in which the holders of the Company's outstanding securities immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction; or (iii) fifty percent (50%) of the Registrable Securities held by Sophia or its shareholders are eligible to be sold without Registration under the Securities Act as a result of the applicability of Rule 144.

                                   ARTICLE V

                                 MISCELLANEOUS

         5.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Rights Agreement shall inure to the benefit of and be binding upon the respective successors, heirs, executors, administrators and assigns of the parties.

         5.2 Governing Law. This Rights Agreement and the legal relations between the parties hereto shall be governed by and construed solely in accordance with the substantive laws of the State of Florida, without giving effect to its conflict or choice of law principles thereof.

         5.3 Jurisdiction and Venue; Service of Process; Waiver of Trial by Jury; Attorneys' Fees. If any dispute or controversy shall arise between any of the parties hereto, such dispute or controversy may only be brought for resolution solely in the federal and/or state courts located in Broward County, Florida. Each of the parties hereto hereby consent solely to the jurisdiction and venue of such courts, and agree that they shall not contest or challenge the jurisdiction or venue of such courts. Each of the parties hereto agrees that service of any process, summons, notice or document, by U.S. registered or certified mail, to the notice address referenced in Section 5.5 below and shall be effective service of process for any action, suit or proceeding brought against it in any such court. In recognition of the fact that the issues which would arise under or relating to this Rights Agreement, are of such a complex nature that they could not be properly be tried before a jury, each of the parties hereto waives trial by jury. The prevailing party in any action and/or proceeding shall be entitled to recover its reasonable attorneys' fees and costs from the other party/parties to such action, suit or proceeding.

         5.4 Counterparts. This Rights Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         5.5      Notices. Unless otherwise provided, any notice required or permitted under this Rights Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such Person reflected in the books and records of the Company or in the case of the Company, the place listed as its principle place of business in any securities filings made with the Securities and Exchange Commission or if unavailable, the address of its registered office in the State of Florida

         5.6 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Rights Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         5.7 Entire Agreement. This Rights Agreement and the Purchase Agreement and any other agreements referenced herein constitute the entire agreement among the parties with respect to the matters described herein and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         5.8 Additional Actions and Documents. The parties shall execute and deliver further documents and instruments and shall take other further actions as may be required or appropriate to carry out the intent and purposes of this Rights Agreement.

         5.9 Amendment and Waiver. Except as otherwise provided herein, any term of this Rights Agreement may be amended and the observance of any term of this Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company and (ii) the holders of at least a majority of the Registrable Securities.

         5.10 Delays or Omissions. It is agreed that no delay or omission to exercise any rights, power, or remedy accruing to any party upon any breach, default or noncompliance of the Company under this Rights Agreement shall impair any such rights, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, consent or approval of any kind or character of any breach, default or noncompliance under this Rights Agreement or any waiver of any provisions or conditions of this Rights Agreement must be in writing, must be made in accordance with Section 5.8 and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Rights Agreement, by law or otherwise, shall be cumulative and not alternative.

         5.11 Severability. If one or more provisions of this Rights Agreement are held to be unenforceable under applicable law, such provision

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

shall be excluded from this Rights Agreement and the balance of the Rights Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

         5.12 Third Party Beneficiaries. Except as specifically contemplated herein, nothing in this agreement is intended or shall be construed to confer upon or to give to any Person, firm or corporation any right, remedy, or claim under or by reason of this Rights Agreement other than the parties hereto.

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



         IN WITNESS WHEREOF, the parties hereto have executed this Rights Agreement as of the date set forth in the first paragraph hereof.

                                   THE COMPANY:

                                   BizCom U.S.A., Inc.



                                   By: /s/ Hanan Klein
                                       Name:  Hanan "Hank" Klein
                                       Title:

                                   INVESTORS:

                                   Sophia Communications, Inc.


                                   By: /s/ Roberto Isaias
                                       Name:  Roberto Isaias
                                       Title: Chairman of the Board of Directors

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




                                                                       EXHIBIT A

                          [FORM OF JOINDER AGREEMENT]

[Date]



To the parties to the
Registration Rights Agreement
dated as of November [__], 2003

Ladies and Gentlemen:

         Reference is made to that certain Registration Rights Agreement dated as of November [__], 2003 (the "RIGHTS AGREEMENT") among BizCom U.S.A., Inc. (the "COMPANY") and Sophia Communications, Inc. ("SOPHIA") and each other Person who has or shall become a party to the Rights Agreement as provided therein (hereafter an "Investor"). Capitalized terms used herein and not defined have the meanings ascribed to them in the Rights Agreement.

         The undersigned has agreed to acquire, in accordance with the terms and conditions of the Rights Agreement, Registrable Securities of the Company from Sophia or another Holder. In consideration of the covenants and agreements contained in the Rights Agreement, the undersigned hereby confirms and agrees that upon such acquisition and transfer, it shall be bound, to the same extent and in the same manner as the transferor of such Registrable Securities, by all of the provisions of the Rights Agreement and shall have the rights of the transferor set forth therein in the case of an acquisition of such Registrable Securities from Sophia or another Investor, and upon the acquisition of such Registrable Shares, it shall be deemed to be a Holder under the Rights Agreement and as such, it shall be bound by all of the provisions thereof relating to a Holder and shall have the rights of a Holder thereunder.

         All notices and other communications to the undersigned should be sent to the following address and facsimile numbers:

                             -----------------------

                             -----------------------

                             -----------------------

         This letter shall be construed and enforced in accordance with the laws of the State of Florida without regard to its choice or conflict of law principles.

                                             Very truly yours,